UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware		20-5336063
(State or other jurisdiction of incorporation)	001-33225 (Commission file number)	(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(364) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2021, Great Lakes Dredge & Dock Corporation (the “Company”) announced that the Company has appointed Scott L. Kornblau, 50, to serve as the Company’s Senior Vice President and Chief Financial Officer, effective October 1, 2021. Mr. Kornblau has served more than two decades at Diamond Offshore Drilling, Inc., a leading offshore oil and gas drilling company providing contract drilling services to the energy industry around the globe, most recently as its chief financial officer.

The Company and Mr. Kornblau entered into an employment agreement on September 29, 2021. Mr. Kornblau’s employment agreement provides for a salary of $435,000, and annual incentive payments targeted at 65% of his base compensation and long-term incentive payments targeted at 75% of his base compensation, in both cases subject to his and the Company’s performance. In addition, Mr. Kornblau will receive a one-time time-based restricted stock unit award of 15,000 shares of the Company’s common stock which will vest in one third increments annually beginning in 2022. This description of the terms of the employment agreement is qualified in its entirety by reference to its actual text.  The employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company and Mark M. Marinko, the Company’s Senior Vice President and Chief Financial Officer, reached agreement on his departure from the Company. Mr. Marinko’s departure was effective September 30, 2021. In connection with his departure, it is expected that Mr. Marinko will enter into a customary separation agreement with the Company that will provide severance benefits and payments to him consistent with the terms of that certain Employment Agreement, dated as of September 12, 2014, by and between Mr. Marinko and the Company (the “Marinko Employment Agreement”). A description of the termination provisions of the Marinko Employment Agreement is included in the proxy statement filed by the Company in connection with the 2021 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated September 29, 2021 between Great Lakes Dredge & Dock Corporation and Scott L. Kornblau.

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated September 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

By:	/s/Vivienne R. Schiffer
Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Dated: October 4, 2021